Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-189629) pertaining to the 2008 Stock Incentive Plan, 2013 Stock Incentive Plan, and 2013 Employee Stock Purchase Plan of Epizyme, Inc.,

2.	Registration Statement (Form S-8 No. 333-194205) pertaining to the 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan of Epizyme, Inc.,

3.	Registration Statement (Form S-8 No. 333-202681) pertaining to the 2013 Stock Incentive Plan of Epizyme, Inc.,

4.	Registration Statement (Form S-8 No. 333-210028) pertaining to the 2013 Stock Incentive Plan of Epizyme, Inc.,
5.	Registration Statement (Form S-8 No. 333-216638) pertaining to the 2013 Stock Incentive Plan of Epizyme, Inc., and

6.	Registration Statement (Form S-3 No. 333-210774) and related Prospectus of Epizyme, Inc.;

7.	Registration Statement (Form S-8 No. 333-223612) pertaining to the 2013 Stock Incentive Plan of Epizyme, Inc., and
8.	Registration Statement (Form S-3 No. 333-224159) and related Prospectus of Epizyme, Inc.

of our reports dated February 26, 2019, with respect to the consolidated financial statements of Epizyme, Inc. and the effectiveness of internal control over financial reporting of Epizyme, Inc. included in this Annual Report (Form 10-K) of Epizyme, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 26, 2019